As filed with the Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2730369
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

499 Illinois Street, Suite 500 San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full titles of the plans)

George Scangos, Ph.D.

President and Chief Executive Officer

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, California 94158

(Name and address of agent for service)

(415) 906-4324

(Telephone number, including area code, of agent for service)

Copies to:

Cynthia T. Mazareas

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

Vir Biotechnology, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 6,661,833 shares of common stock, par value $0.0001 per share, of the Registrant (the “Common Stock”) under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan (the “Incentive Plan”) and an additional 1,332,366 shares of Common Stock under the Vir Biotechnology, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”), pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of Common Stock reserved for issuance under each plan. In each case, the additional shares are of the same class as other securities for which a Registration Statement on Form S-8 relating to the Incentive Plan and the ESPP has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of:

•
the Registration Statement on Form S-8, File No. 333-234212, filed with the Securities and Exchange Commission (the “Commission”) on October 15, 2019 by the Registrant relating to the Incentive Plan and the ESPP,
•
the Registration Statement on Form S-8, File No. 333-237410, filed with the Commission on March 26, 2020 by the Registrant relating to the Incentive Plan and the ESPP,
•
the Registration Statement on Form S-8, File No. 333-253547, filed with the Commission on February 25, 2021 by the Registrant relating to the Incentive Plan and the ESPP, and
•
the Registration Statement on Form S-8, File No. 333-263088, filed with the Commission on February 28, 2022 by the Registrant relating to the Incentive Plan and the ESPP,

except in each case with respect to “Item 8. Exhibits” thereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description

4.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39083), filed with the Commission on October 16, 2019).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-39083), filed with the Commission on October 16, 2019).

4.3

Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-233604), filed with the Commission on September 30, 2019).

4.4

Vir Biotechnology, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-234212), filed with the Commission on October 15, 2019).

4.5

Forms of Option Grant Notice and Option Agreement under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233604), filed with the Commission on September 3, 2019).

4.6

Form of Restricted Stock Unit Grant Notice and Unit Award Agreement under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Annual Report on Form 10-K (File No. 001-39083), filed with the Commission on February 25, 2021).

4.7

Vir Biotechnology, Inc. 2019 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-234212), filed with the Commission on October 15, 2019).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

107*	Calculation of Filing Fee Tables.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 28, 2023.

Vir Biotechnology, Inc.

By:	/s/ George Scangos

George Scangos, Ph.D.

President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Scangos, Johanna Friedl-Naderer, Howard Horn and Vanina de Verneuil, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Scangos	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2023
George Scangos, Ph.D.

/s/ Howard Horn	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 28, 2023
Howard Horn

/s/ Vicki Sato	Chairman of the Board of Directors	February 28, 2023
Vicki Sato, Ph.D.

/s/ Jeffrey Hatfield	Director	February 28, 2023
Jeffrey Hatfield

/s/ Robert More	Director	February 28, 2023
Robert More

/s/ Janet Napolitano	Director	February 28, 2023
Janet Napolitano

/s/ Robert Nelsen	Director	February 28, 2023
Robert Nelsen

/s/ Robert Perez	Director	February 28, 2023
Robert Perez

/s/ Saira Ramasastry	Director	February 28, 2023
Saira Ramasastry

/s/ Phillip Sharp	Director	February 28, 2023
Phillip Sharp, Ph.D.

/s/ Elliott Sigal	Director	February 28, 2023
Elliott Sigal, M.D., Ph.D.